Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of NeuroDerm Ltd. of our report dated April 21, 2015 relating to the financial statements of NeuroDerm Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
July 15, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited